SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2006
RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5571 (Commission File Number)	75-1047710 (I.R.S. Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 415-3700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement
In connection with the resignation of David J. Edmondson, described in Item 5.02 below and incorporated by reference into this Item 1.01, on February 20, 2006, RadioShack Corporation (“RadioShack”) and Mr. Edmondson entered into a Resignation Agreement and Release (the “Resignation Agreement”). A copy of the Resignation Agreement is attached as Exhibit 10.1.
Pursuant to the Resignation Agreement, Mr. Edmondson resigned from RadioShack effective February 20, 2006. RadioShack agreed to pay Mr. Edmondson the aggregate sum of $975,000 in four equal quarterly installments, beginning on February 21, 2006. Mr. Edmondson will also receive payment for his accrued, unpaid vacation (in the amount of $57,692), as well as his accrued and unpaid salary, no later than February 23, 2006.
Under the Resignation Agreement, for a period of four months, RadioShack will pay all of Mr. Edmondson’s premiums for any insurance that he elects to receive under the Consolidated Omnibus Budget Reconciliation Act. In addition, all of Mr. Edmondson’s outstanding stock options and restricted stock awards that would have otherwise become exercisable or vested on or prior to December 31, 2006 will become immediately exercisable or vested. Further, RadioShack extended the exercise period to February 20, 2007 for Mr. Edmondson’s outstanding stock options. Mr. Edmondson is also entitled to purchase one computer, one cellular telephone and one Blackberry device that he used while he was Chief Executive Officer.
The Resignation Agreement provides for a mutual release by RadioShack and Mr. Edmondson. Mr. Edmondson is also subject to certain non-competition and non-solicitation requirements under the Resignation Agreement.

Item 1.02	Termination of a Material Definitive Agreement
In the Resignation Agreement, RadioShack and Mr. Edmondson also terminated the Severance Agreement that had been entered into by them on December 11, 2003, as amended. A form of the Severance Agreement and a form of amendment to the Severance Agreement were previously filed by RadioShack on March 12, 2004, as Exhibit 10u and as Exhibit 10v, respectively, to RadioShack’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
The Severance Agreement, as amended, provided that if, during its term, Mr. Edmondson’s employment with RadioShack was involuntarily terminated without cause (as described in the Severance Agreement), or terminated other than by virtue of Mr. Edmondson’s disability (as described in the Severance Agreement) or Mr. Edmondson’s death, RadioShack would be required to pay, in two payments, Mr. Edmondson an amount in cash equal to 1.5 times the sum of (x) Mr. Edmondson’s annual salary (as described in the Severance Agreement), (y) Mr. Edmondson’s target bonus (as described in the Severance Agreement), and (z) Mr. Edmondson’s LTIP (as described in the Severance Agreement). In addition, all outstanding RadioShack stock options and restricted stock awards that would have otherwise become exercisable or vested within two years following the date of Mr. Edmondson’s termination of employment with RadioShack would have become exercisable or vested. Any options exercisable by Mr.

Edmondson at the time of his termination must have been exercised by Mr. Edmondson within ninety (90) days after the second anniversary of such termination. Mr. Edmondson also would have been credited with two years of age under any age based benefit plan that may be maintained by RadioShack, with any such age based benefits being payable under the terms of any such plan or plans.
The Severance Agreement further provided that, in the event that Mr. Edmondson’s employment with RadioShack would have been terminated because of (i) cause, (ii) Mr. Edmondson’s death, (iii) Mr. Edmondson’s disability or (iv) or the voluntary termination of employment by Mr. Edmondson, then Mr. Edmondson would not have received any payments or benefits under the Severance Agreement.
The Resignation Agreement also terminates the Termination Protection Agreement for Corporate Executives (“Termination Protection Agreement”) that Mr. Edmondson and RadioShack entered into on August 26, 2005. A form of Termination Protection Agreement was previously filed by RadioShack on August 14, 1995, as Exhibit 10m to RadioShack’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.
Under the Termination Protection Agreement, if Mr. Edmondson’s employment was terminated (with certain exceptions) within 24 months following a change in control (as defined in the agreement), Mr. Edmondson would have been entitled to receive cash payments (equal to two times current annual salary and the amount of the highest bonus paid in the last three years and an amount equal to the contributions that RadioShack would have made to the RadioShack Investment Plan, the RadioShack 401(k) Plan and the Employees’ Supplemental Stock Plan over a 24-month period, assuming the foregoing salary and bonus guarantee were used to calculate RadioShack’s contributions), as well as the continuation of certain fringe benefits for a period of up to 24 months. Additionally, all outstanding incentive awards and stock options would have become fully vested, and RadioShack would have been required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value. The Termination Protection Agreement also provided that RadioShack would have made additional “gross-up payments” to offset fully the effect of any excise tax imposed under the Internal Revenue Code. In addition, RadioShack would have been obligated to pay all legal fees and related expenses incurred by Mr. Edmondson arising out of his employment or termination of employment under certain circumstances.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 20, 2006, RadioShack Corporation (“RadioShack”) announced the resignation of David J. Edmondson as director and as President and Chief Executive Officer of RadioShack, effective on that date.
RadioShack’s Board of Directors do not currently contemplate filling the vacant director position created by Mr. Edmondson’s resignation and accordingly decreased the number of directors from thirteen to twelve, in accordance with RadioShack’s Bylaws.

RadioShack also announced that, effective February 20, 2006, Claire H. Babrowski, currently Executive Vice President and Chief Operating Officer of RadioShack, was appointed President, Chief Operating Officer and Acting Chief Executive Officer of RadioShack.
Ms. Babrowski has served as RadioShack’s Executive Vice President and Chief Operating Officer since June 2005. Ms. Babrowski previously served as Senior Executive Vice President and Chief Restaurant Operations Officer of McDonald’s Corporation from 2003 to 2004, as President of McDonald’s Asia/Pacific, Middle East and Africa from 2001 to 2003, and as Executive Vice President, Worldwide Restaurant Systems of McDonald’s Corporation from 2000 to 2001.
There is no family relationship between Ms. Babrowski and any other executive officer or director of RadioShack, and there is no arrangement or understanding under which she was appointed. All executive officers of RadioShack are appointed by the Board of Directors to serve until their successors are appointed. There are no transactions to which RadioShack or any of its subsidiaries is a party and in which Ms. Babrowski has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Edmondson’s resignation and Ms. Babrowski’s appointment is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.
10.1	Resignation Agreement and Release, dated February 20, 2006, between RadioShack Corporation and David J. Edmondson.

99.1	Press Release, dated February 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 21st day of February, 2006.

RADIOSHACK CORPORATION

/s/ David S. Goldberg

David S. Goldberg
Senior Vice President — Chief Legal Officer
and Corporate Secretary

EXHIBIT INDEX
Exhibit No.
10.1	Resignation Agreement and Release, dated February 20, 2006, between RadioShack Corporation and David J. Edmondson.

99.1	Press Release, dated February 20, 2006.